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                                                                    Exhibit 10.6

                                October 17, 2003

Mr. David E. Dovenberg
Universal Hospital Services, Inc.
1250 Northland Plaza
3800 West 80/th/ Street
Bloomington, MN 55431

Dear Mr. Dovenberg:

     You currently serve as Chairman of the Board of Directors of Universal Hospital Services, Inc. (the "Company") pursuant to that certain employment agreement dated as of July 25, 2001 (as amended by resolution of the Board of Directors on June 25, 2002, the "2001 Employment Agreement"). As of January 1, 2004 (the "Effective Date"), this Employment Agreement replaces the 2001 Employment Agreement and sets forth the agreed terms of your employment with the Company beginning as of the Effective Date. Prior to the Effective Date, the terms of your employment will continue to be governed by the 2001 Employment Agreement.

     For good and valuable consideration, the parties hereto agree as follows:

     1. Position; Duties. The Company agrees to employ you, and you agree to serve and accept employment, for the Term (as defined below) as non-executive Chairman of the Board of the Company, subject to the direction and control of the Board of Directors of the Company (the "Board"), and, in connection therewith, to perform such other duties as the Board may from time to time reasonably direct. Your place of employment will be in the Minneapolis, Minnesota area. You will not be given duties inconsistent with your position.

     2. Term of Employment Agreement. The term of your employment hereunder will begin as of the Effective Date and end as of the close of business on the Date of Termination (as defined in Section 4(g)) (the "Term").

     3.   Compensation and Benefits.

     (a) Base Salary. Your base salary will be at annual rate of for the applicable year as set forth below, payable in equal bi-weekly installments. Necessary withholding taxes, FICA contributions and the like will be deducted from your base salary.

     Fiscal Year          Annual Base Salary
----------------------    ------------------
2004                      $          150,000
2005                      $          125,000
2006 through June 2009    $          100,000

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Mr. David E. Dovenberg
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October 17, 2003

     (b) Bonus. You will be entitled to receive such bonus payment as is payable with respect to the fiscal year ending December 31, 2003 in accordance with the 2001 Employment Agreement. Thereafter, you will not be entitled to participate in the Company's executive or other employee bonus plans.

     (c) Other. You will be entitled to such health (including dental), life and disability benefits as are generally made available by the Company to its executive employees. You will not be entitled to any other benefits that are generally made available by the Company to its executive employees.

     4.   Termination.

     (a) Death. This Employment Agreement will automatically terminate upon your death. In the event of such termination, the Company's obligations hereunder will terminate with no further payments or severance.

     (b) Disability. If during the Term you become physically or mentally disabled, whether totally or partially, either permanently or so that you are unable substantially and competently to perform your duties hereunder for a period of 90 consecutive days or for 90 days during any six-month period during the Term (a "Disability"), the Company may terminate your employment hereunder by written notice to you. In the event of such termination, the Company will pay to you the amount of $100,000 annually (the "Severance Amount") and continue to provide the benefits provided hereunder, in each case from the Date of Termination until June 30, 2009 (the "Severance Period").

     (c) Cause. Your employment hereunder may be terminated at any time by the Company for Cause (as defined herein) by written notice to you. In the event of such termination, all of your rights to payments (other than payment for services already rendered) and any other benefits otherwise due hereunder will cease immediately. The Company will have "Cause" for termination of your employment hereunder if any of the following has occurred.

               (i) your continued failure, whether willful, intentional or grossly negligent, after written notice, to perform substantially your duties hereunder (other than as a result of a Disability);

               (ii)  dishonesty in the performance of your duties hereunder;

               (iii) conviction or confession of an act or acts on your part constituting a felony under the laws of the United States or any state thereof;

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Mr. David E. Dovenberg
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October 17, 2003

               (iv) any other willful act or omission on your part which is materially injurious to the financial condition or business reputation of the Company or any of its subsidiaries;

               (v) you have breached any provision of this Employment Agreement contained in Paragraphs 6, 7 and 8 hereof; or

               (vi) you have breached any provision of this Employment Agreement (other than paragraphs 6, 7 or 8 hereof) and such breach will not have been cured within sixty days after notice thereof from the Company to you.

     (d) Without Cause. Your employment hereunder may be terminated at any time by the Company without Cause by written notice to you. In the event of such termination, the Company will pay to you the Severance Amount and continue to provide the benefits provided hereunder, in each case for the Severance Period; provided, however, that if the Date of Termination with respect to such termination by the Company pursuant to this Section 4(d) is on or after a Change in Control (as defined below), then you will not be entitled to receive, nor will the Company be obligated to pay, the Severance Amount, or any salary or severance amount or continue any benefits hereunder, on or after such Date of Termination. For purposes of this Agreement, a "Change in Control" shall mean when any "person" (as defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934), other than the Company, J.W. Childs Equity Partners, L.P., J.W. Childs Equity Partners III, L.P., or any of their respective affiliates, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, or any corporation owned, directly or indirectly, by the stockholders of the Company, in substantially the same proportions as their ownership of stock of the Company, acquires, in a single transaction or a series of transactions (i) "beneficial ownership" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of securities representing more than 50% of the combined voting power of the Company (or, prior to a public offering, more than 50% of the Company's outstanding shares of Common Stock), or (ii) substantially all of the assets of the Company."

     (e) Resignation Without Good Reason. You may terminate your employment hereunder upon sixty days' prior written notice to the Company, without Good Reason (as defined herein). In the event of such termination, all of your rights to payment (other than payment for services already rendered) and any other benefits otherwise due hereunder will cease upon the Date of Termination.

     (f) Resignation For Good Reason. You may terminate your employment hereunder at any time upon thirty days' written notice to the Company, for Good Reason. In the event of such termination, the Company will continue to pay you your base salary though the date which is eighteen months from the Date of Termination; provided, however, that if the Date of

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Mr. David E. Dovenberg
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October 17, 2003

Termination with respect to such termination by you pursuant to this Section 4(f) is on or after a Change in Control, then you will not be entitled to receive, nor will the Company be obligated to pay, any salary or severance amount or continue any benefits hereunder on or after such Date of Termination. You will have "Good Reason" for termination of your employment hereunder if, other than for Cause, any of the following has occurred:

               (i) your base salary has been reduced--(other than in connection with an across-the-board reduction (of approximately the same percentage) in executive compensation to Executive Employees imposed by the Board in response to negative financial results or other adverse circumstances affecting the Company;

               (ii) the Company has required you to relocate outside the greater Minneapolis, Minnesota area;

               (iii) your illness, that in the good faith determination of the Board of Directors of the Company is likely to result in you becoming disabled and unable to continue your employment with the Company; or

               (iv) the Company has breached this Employment Agreement in any material respect.

     (g) Date and Effect of Termination. The date of termination of your employment hereunder, pursuant to this Paragraph 4, will be, (i) in the case of Paragraph 4(a), the date of your death, (ii) in the case of Paragraphs 4(b), (c) or (d), the date specified as your last date of employment in the Company's notice to you of such termination or (iii) in the case of Paragraph 4(e) or 4(f), the date specified in your notice to the Company of such termination (in each case, the "Date of Termination"). Upon any termination of your employment hereunder pursuant to this Paragraph 4, you will not be entitled to any further payments or benefits of any nature pursuant to this Employment Agreement, or as a result of such termination, except as specifically provided for in this Employment Agreement, the Stockholders' Agreement between the Company and the equity security holders of the Company, in any stock option plans adopted by the Company in accordance with Paragraph 3(b) hereof, or as may be required by law.

     5. Acknowledgment. You agree and acknowledge that in the course of rendering services to the Company and its clients and customers, you will have access to and become acquainted with confidential information about the professional, business and financial affairs of the Company and its affiliates. You acknowledge that the Company is engaged and will be engaged in a highly competitive business, and the success of the Company in the marketplace depends upon its good will and reputation for quality and dependability. You agree and acknowledge that reasonable limits on your ability to engage in activities competitive with the

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Mr. David E. Dovenberg
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October 17, 2003

Company are warranted to protect its substantial investment in developing and maintaining its status in the marketplace, reputation and good will. You recognize that in order to guard the legitimate interests of the Company and its affiliates, it is necessary for the Company to protect all confidential information. The existence of any claim or cause of action by you against the Company shall not constitute and shall not be asserted as a defense to the enforcement by the Company of this Employment Agreement. You further agree that your obligations under Paragraphs 6, 7 and 8 hereof shall be absolute and unconditional.

     6. Confidentiality. You agree that during and at all times after the Term, you will keep secret all confidential matters and materials of the Company (including its subsidiaries and affiliates), including, without limitation, know-how, trade secrets, real estate plans and practices, individual office results, customer lists, pricing policies, operational methods, any information relating to the Company (including any of its subsidiaries and affiliates) products, processes, customers and services and other business and financial affairs of the Company (collectively, the "Confidential Information"), to which you had or may have access and will not disclose such Confidential Information to any person other than the Company, their respective authorized employees and such other person to whom you have been instructed to make disclosure by the Board, in each case only to the extent required in the course of your service to the Company hereunder or as otherwise expressly required in connection with court process. "Confidential Information" will not include any information which is in the public domain during or after the term, provided such information is not in the public domain as a consequence of disclosure by you in violation of this Employment Agreement.

     7. Non-competition. During the Prohibition Period (as hereinafter defined), you will not, in any capacity, whether for your own account or for any other person or organization, directly or indirectly, within the United States and Canada (a) own, operate, manage or control, (b) serve as an officer, director, partner, employee, agent, consultant, advisor or developer or in any similar capacity to, or (c) have any financial interest in, or aid or assist anyone else in the conduct of, any person or enterprise which is engaged in a business competitive with the activities of the business actually conducted by the Company. As used herein, "Prohibition Period" means the period from and after the date hereof to and including the later of (i) the last day of the Term or (ii) the last day of the Severance Period.

     8. Non-solicitation. During the Prohibition Period, you will not, directly or indirectly, hire, recruit, solicit, call upon, divert, take away, entice or in any other manner persuade or attempt to do any of the foregoing with respect to, any employee, independent contractor, dealer, supplier, client, customer or business contact of the Company or any of its subsidiaries to discontinue his or her position or relationship, or violate any agreement, with the Company or any of its subsidiaries as employee, independent contractor, dealer, supplier, client,

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Mr. David E. Dovenberg
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October 17, 2003

customer or business contact, except with the prior written consent of the Board, which consent will be given at the sole discretion of the Board.

     9. Modification. You agree and acknowledge that the duration, scope and geographic area of the covenants described in Paragraphs 6, 7 and 8 are fair, reasonable and necessary in order to protect the good will and other legitimate interest of the Company and its subsidiaries, that adequate consideration has been received by you for such obligations, and that these obligations do not prevent you from earning a livelihood. If, however, for any reason any court of competent jurisdiction determines that any restriction contained in Paragraphs 6, 7 or 8 are not reasonable, that consideration is inadequate or that you have been prevented unlawfully from earning a livelihood, such restriction will be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in such Paragraphs 6, 7 or 8 as will render such restrictions valid and enforceable.

     10. Equitable Relief. You acknowledge that the Company will suffer irreparable harm as a result of a breach of this Employment Agreement by you for which an adequate monetary remedy does not exist and a remedy at law may prove to be inadequate. Accordingly, in the event of any actual or threatened breach by you of any provision of this Employment Agreement, the Company will, in addition to any other remedies permitted by law, be entitled to obtain remedies in equity, including without limitation specific performance, injunctive relief, a temporary restraining order and/or a permanent injunction in any court of competent jurisdiction, to prevent or otherwise restrain any such breach without the necessity of proving damages, posting a bond or other security, and to recover any and all costs and expenses, including reasonable counsel fees, incurred in enforcing this Employment Agreement against you, and you hereby consent to the entry of such relief against you and agree not to contest such entry. Such relief will be in addition to and not in substitution of any other remedies available to the Company. The existence of any claim or cause of action by you against the Company or any of its subsidiaries, whether predicated on this Employment Agreement or otherwise, will not constitute a defense to the enforcement by the Company of this Employment Agreement. You agree not to defend on the basis that there is an adequate remedy at law.

     11. Successors; Assigns; Amendment; Notice. This Employment Agreement will be binding upon and will inure to the benefit of the Company and will not be assigned by the Company without your prior written consent. This Employment Agreement will be binding upon you and will inure to the benefit of your heirs, executors, administrators and legal representatives, but will not be assignable by you. This Employment Agreement may be amended or altered only by the written agreement of the Company and you. All notices or other communications permitted or required under this Employment Agreement will be in writing and will be deemed to have been duly given if delivered by hand, by facsimile transmission to the Company (if confirmed) or mailed (certified or registered mail, postage prepaid, return receipt

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Mr. David E. Dovenberg
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October 17, 2003

requested) to you or the Company at the respective addresses on the first page of this Employment Agreement, or such other address as will be furnished in writing by like notice by you or the Company to the other.

     12. Entire Agreement. This Employment Agreement embodies the entire agreement and understanding between you and the Company with respect to the subject matter hereof and supersedes all such prior agreements and understandings.

     13. Severability. If any term, provision, covenant or restriction of this Employment Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Employment Agreement will remain in full force and effect and will in no way be affected, impaired or invalidated.

     14. Governing Law. This Employment Agreement will be governed by and construed and enforced in accordance with the laws of state of Minnesota applicable to contracts made and to be performed in such state without giving effect to the principles of conflicts of laws thereof.

     15. Counterparts. This Employment Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument, and all signatures need not appear on any one counterpart.

     16. Headings. All headings in this Employment Agreement are for purposes of reference only and will not be construed to limit or affect the substance of this Employment Agreement.

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Mr. David E. Dovenberg
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October 17, 2003

     If you accept and agree to the foregoing, please sign and return a counterpart of this letter to the Company at the above address, whereupon this letter will become a binding Employment Agreement between you and the Company as of the date hereof.

                                        Very truly yours,

                                        UNIVERSAL HOSPITAL SERVICES, INC.


                                        By: /s/ Gary D. Blackford
                                           -------------------------------------
                                        Name: Gary D. Blackford
                                             -----------------------------------
                                        Title: President and Chief Executive
                                              ----------------------------------
                                               Officer
                                              ----------------------------------


Accepted and agreed to:


/s/ David E. Dovenberg
----------------------------------
David E. Dovenberg